As filed with the Securities and Exchange Commission on May 30, 2012

Registration No. 333-181406

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUESTAR GAS COMPANY
(Exact name of Registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0155877 (I.R.S. Employer Identification Number)

333 South State Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360
(801) 324-5555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas C. Jepperson, Esq.
Questar Gas Company
333 South State Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360
(801) 324-2648
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael E. Dillard
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Questar Gas Company is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-181406) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibits 5.1 and 5.2 previously filed with the Registration Statement and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred by us in connection with the offering described in the registration statement.

Securities and Exchange Commission registration fee	$29,000
Printing expenses	15,000
Legal fees and expenses	125,000
Accounting fees and expenses	50,000
Blue Sky fees and expenses	5,000
Trustee’s fees and expenses	10,000
Rating Agency fees and expenses	165,000
Miscellaneous	1,000
Total	$400,000

Item 15.    Indemnification of Directors and Officers.
Reference is made to Section 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act, which provides for indemnification of directors and officers in certain circumstances.
Our Bylaws provide that we may voluntarily indemnify any individual made a party to a proceeding because he is or was our director, officer, employee or agent against liability incurred in the proceeding, but only if we have authorized the payment in accordance with the applicable statutory provisions of the Utah Revised Business Corporation Act (Sections 16-10a-902, 16-10a-904, 16-10a-906 and 16-10a-907) and a determination has been made in accordance with the procedures set forth in such provision that such individual conducted himself in good faith, that he reasonably believed his conduct, in his official capacity with us, was in our best interests and that his conduct, in all other cases, was at least not opposed to our best interests, and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding. The foregoing indemnification in connection with a proceeding by or in the right of us is limited to reasonable expenses incurred in connection with the proceeding, which expenses may be advanced by us. Our Bylaws provide that we may not voluntarily indemnify our director, officer, employee or agent in connection with a proceeding by or in the right of us in which such individual was adjudged liable to us or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
Our Bylaws provide further that we shall indemnify our director, officer, employee or agent who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was such a director, officer, employee or agent, against reasonable expenses incurred by him in connection with the proceeding.
Our Bylaws further provide that no director of ours shall be personally liable to us or our stockholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on us or the shareholders; (c) for any action that would result in liability of the director under the applicable statutory provision concerning unlawful distributions; or (d) an intentional violation of criminal law.
Questar Corporation, our parent, maintains an insurance policy on behalf of our officers and directors pursuant to which (subject to the limits and limitations of such policy) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities which might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.
Item 16.    Exhibits.

(a)     Exhibits:

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement relating to debt securities (to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein).
4.1**	Indenture, dated as of May 1, 1992, between the Company and Citibank, N.A as trustee, relating to the Company's Debt Securities.
4.2***
Instrument of Appointment and Acceptance of Successor Trustee, dated as of May 21, 1997, between the Company, First Security Bank, N.A. and Citibank, N.A., for appointment of First Security Bank, N.A. as successor trustee under the Indenture.

4.3*	Form of any Note with respect to each particular series of Notes issued hereunder to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein.
4.4****
Instrument of Appointment and Acceptance of Successor Trustee, dated as of February 20, 2004, between the Company, Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, N.A.) and Wells Fargo Bank, N.A. for appointment of Wells Fargo Bank, N.A. as successor trustee under the Indenture.

5.1†	Opinion of Thomas C. Jepperson, Esq.
5.2†	Opinion of Latham & Watkins LLP.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Ernst & Young LLP
23.2†	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.1).
23.3†	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1*	Power of Attorney.
25.1*	Statement of Eligibility of Trustee on Form T-1 .

* Previously filed.

** Wells Fargo Bank, N.A. serves as the successor trustee. The Indenture is incorporated by reference from Registration Statement on Form S-3 (Registration Statement No. 333-69210) filed with the Securities and Exchange Commission on September 10, 2001.

*** Incorporated by reference from Registration Statement on Form S-3 (Registration No. 333-27909) filed with the Securities and Exchange Commission on May 28, 1997.

**** Incorporated by reference from Registration Statement on Form S-3/A (Registration No. 333-147317) filed with the Securities and Exchange Commission on February 1, 2008.

†Filed herewith.

Item 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 30th day of May, 2012.

QUESTAR GAS COMPANY

By:	/s/ Ronald W. Jibson
Ronald W. Jibson Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ronald W. Jibson	Chairman of the Board; President & Chief Executive Officer (Principal Executive Officer)	May 30, 2012
Ronald W. Jibson

*	Executive Vice President & Chief Financial Officer; Director (Principal Financial and Accounting Officer)	May 30, 2012
Kevin W. Hadlock

*	Executive Vice President & Chief Operating Officer; Director	May 30, 2012
Craig C. Wagstaff

* By: /s/ Ronald W. Jibson
Ronald W. Jibson Attorney-in-Fact

The registrant reasonably believes that the security ratings to be assigned to the debt securities registered hereunder will make the securities “investment grade securities” pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement relating to debt securities (to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein).
4.1**	Indenture, dated as of May 1, 1992, between the Company and Citibank, N.A as trustee, relating to the Company's Debt Securities.
4.2***
Instrument of Appointment and Acceptance of Successor Trustee, dated as of May 21, 1997, between the Company, First Security Bank, N.A. and Citibank, N.A., for appointment of First Security Bank, N.A. as successor trustee under the Indenture.

4.3*	Form of any Note with respect to each particular series of Notes issued hereunder to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated by reference herein.
4.4****
Instrument of Appointment and Acceptance of Successor Trustee, dated as of February 20, 2004, between the Company, Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, N.A.) and Wells Fargo Bank, N.A. for appointment of Wells Fargo Bank, N.A. as successor trustee under the Indenture.

5.1†	Opinion of Thomas C. Jepperson, Esq.
5.2†	Opinion of Latham & Watkins LLP.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Ernst & Young LLP
23.2†	Consent of Thomas C. Jepperson, Esq. (included in Exhibit 5.1).
23.3†	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1*	Power of Attorney.
25.1*	Statement of Eligibility of Trustee on Form T-1.

* Previously filed.

** Wells Fargo Bank, N.A. serves as the successor trustee. The Indenture is incorporated by reference from Registration Statement on Form S-3 (Registration Statement No. 333-69210) filed with the Securities and Exchange Commission on September 10, 2001.

*** Incorporated by reference from Registration Statement on Form S-3 (Registration No. 333-27909) filed with the Securities and Exchange Commission on May 28, 1997.

**** Incorporated by reference from Registration Statement on Form S-3/A (Registration No. 333-147317) filed with the Securities and Exchange Commission on February 1, 2008.

†Filed herewith.